Exhibit 99.1

 Heinz Achieves Fourth-Quarter Sales Growth of 7.6% and Substantially Completes
  Portfolio Realignment; Fourth-Quarter Operating Income Rose 6.3%, Excluding
                                Special Charges

    PITTSBURGH--(BUSINESS WIRE)--June 1, 2006--H.J. Heinz Company
(NYSE:HNZ):

   Fourth Quarter EPS of $0.54 from Continuing Operations, Excluding
                Special Charges, Exceeded Expectations;
    Separate Press Release Issued on Superior Value and Growth Plan

    H.J. Heinz Company (NYSE:HNZ) today reported solid financial results for the fourth quarter and fiscal year ended May 3, 2006, with growth in sales and operating income.
    Commenting on the Company's performance in Fiscal Year 2006, Heinz Chairman, President and CEO William R. Johnson said: "In Fiscal Year 2006, Heinz generated strong sales growth, operating profit and cash flow. Our achievements in the fourth quarter of FY 2006 included sales growth of 7.6%, led by double-digit growth in Smart Ones(R) nutritional meals, Classico(R) premium pasta sauces and Ore-Ida(R) potatoes, and a 6.3% increase in operating income, excluding special charges, reflecting strong volume across all segments and recent acquisitions."
    Mr. Johnson continued, "We have good momentum going into Fiscal Year 2007 as we execute our plan to deliver superior value and growth." (See separate Heinz news release today on Superior Value and Growth Plan or visit www.heinzsuperiorvalue.com).
    Reconciliations for all non-GAAP financial measures are set forth in the attached tables.

    FOURTH-QUARTER SUMMARY

    -- For the fourth quarter of FY 2006, EPS for continuing operations, excluding special items, was $0.54 versus $0.59 in the prior year, exceeding previous estimates. The results in FY 2006 reflected increased interest costs and a substantially higher quarterly tax rate compared to last year.

    -- Net income for the fourth quarter, on a total company, GAAP basis, was $167.9 million, or $0.50 per diluted share, versus $206.5 million, or $0.59 per diluted share, last year. Net income reflected the impact of special items including a write-down of the company's Zimbabwe operations and a gain related to the sales of certain businesses (see below).

    -- Fourth-quarter sales increased 7.6% (10.7% on a constant currency basis) to $2.4 billion. Sales of Heinz's top 10 brands in constant currency grew 7.9%, led by double-digit growth in Smart Ones(R), Classico(R) and Ore-Ida(R) brands. Sales in Australia rose strongly on new product introductions.

    -- Overall, volume/mix increased 7.8% with every operating segment posting strong growth, aided by an extra week in the fourth quarter.

    -- Acquisitions, net of divestitures increased sales by 3.4%, while unfavorable exchange reduced sales by 3.1%.

    -- Special items in the fourth quarter reduced total earnings by a total of $0.05 per share, and included a net gain of $0.48 per share in discontinued operations resulting from the sale of non-core businesses.

    -- During the fourth quarter, Heinz completed the sales of its European Seafood business, its Tegel(R) poultry business in New Zealand and several other smaller non-core businesses. Heinz also received final regulatory clearance for its acquisition of the HP Foods Group, which strengthened the company's core product line in sauces, including Lea & Perrins(R) Worcestershire sauce.

    -- Operating Free Cash Flow (cash flow from operations less capital expenditures) for the quarter was a strong $492 million which includes the use of approximately $45 million for special items related to strategic initiatives.

    Special Items

    Special items in the fourth quarter for downsizing, integration, separation and preparation for sale of assets totaled $58.7 million pre-tax in continuing operations. Additionally, the net loss on dispositions and impairments in anticipation of potential asset sales was $174.1 million pre-tax for continuing operations and relates primarily to the write-down of the company's operations in Zimbabwe. The decision to write down the Zimbabwe investment relates to management's determination that this investment is not a core business and as a consequence the company will explore strategic options to exit this business. Management's determination is based on a current evaluation of political and economic conditions existing in Zimbabwe and the ability for the company to recover its cost in this investment. This evaluation considered the continued economic turmoil, further instability in the local currency and the uncertainty regarding the ability to source raw material in the future. A pretax gain of $209.1 million was recorded in discontinued operations primarily related to the sales of European Seafood and the Tegel poultry business.
    Excluding special items, EPS for the fourth quarter from continuing operations, although ahead of market estimates and projections established by the company last September, decreased from FY2005 by $0.05 to $0.54 due to increased interest costs and a significantly higher quarterly tax rate. However, including special items, net income from continuing operations and EPS were completely offset by the special charges, most notably by the Zimbabwe write down.

    FULL YEAR SUMMARY

    -- Total sales 6.7% (8.2% on a constant currency basis) to $8.6 billion. Heinz's top 10 brands, in constant currency, grew 4.5% led by double-digit growth in the Smart Ones(R), Classico(R) and TGIF(R) brands.

    -- Increased volume/mix 3.8% with every operating segment contributing to the increase.

    -- Increased operating income, excluding special items, by 3.2% over prior year despite significant cost increases for fuel and commodities.

    -- Improved Cash Conversion Cycle an additional 2 days, to an historic low of 56 days.

    -- Generated strong operating free cash flow of $844 million, despite spending approximately $75 million for special items related to strategic initiatives.

    -- Completed the sale of 10 non-core assets resulting in cash proceeds of approximately $857 million.

    -- Repatriated approximately $1.3 billion in foreign dividends, aided by the American Jobs Creation Act.

    Net income, on a total company, GAAP basis, was $645.6 million, or $1.89 per diluted share, versus $752.7 million, or $2.13 per diluted share, last year.
    Volume performance was strong in North America, Australia and in the Italian infant feeding business, partially offset by softness in frozen food category in the U.K. Acquisitions, net of divestitures increased sales another 4.4%. These increases were partially offset by an unfavorable foreign exchange impact of 1.5%.
    Operating income, excluding special items, increased 3.2%, driven by strong volume and recent acquisitions offset somewhat by unfavorable foreign exchange rates.
    EPS from continuing operations decreased $0.66 from the prior year. Excluding special items, EPS decreased by $0.11 to $2.10 due to increased interest costs and a higher tax rate despite the increase in operating income excluding special items.
    Special items for the full year for downsizing, integration, and separation totaled $146.7 million pre-tax in continuing operations and $11.8 million pre-tax in discontinued operations. Additionally, the net loss on dispositions and impairments in anticipation of potential sales was $206.5 million pre-tax for continuing operations and relates mainly to the impairment of the company's operations in Zimbabwe and losses on the exit of several small, non-core product lines and businesses. A pretax gain of $209.1 million was recorded in discontinued operations related primarily to the sales of European Seafood and the Tegel poultry business.

    (Comments on the financial results that follow refer to adjusted gross profit and adjusted operating income, which exclude special items. See attached tables for further details, including reconciliation of non-GAAP financial measures. Management believes that the adjusted GAAP measures provide additional clarity in understanding the trends of the business as they enable investors to use financial measures that management uses in addition to GAAP measures to evaluate the day-to-day operations of the business.)

    FISCAL 2006 FOURTH QUARTER OPERATING RESULTS

    Sales for the fourth quarter increased 7.6% (10.7% on a constant currency basis). Volume increased 7.8%, lead by a 10.6% increase in North American Consumer Products and 22.9% in Australia. Pricing decreased sales slightly, as improvements in North America, Latin America and Indonesia were offset primarily by declines in the U.K. Acquisitions, net of divestitures, increased sales by 3.4%. Foreign exchange translation rates decreased sales by 3.1%.
    Adjusted gross profit increased 6.2%, primarily due to higher sales volume and the favorable impact of acquisitions, partially offset by unfavorable exchange translation rates. The adjusted gross profit margin decreased 50 basis points to 36.5% mainly due to declines in the Europe segment, particularly in the U.K. behind increased promotional spending, and in addition, increased commodity costs, particularly in the North American and Indonesian businesses.
    Adjusted operating income increased 6.3%. The increase in adjusted operating income was offset by increased net interest expense and a higher effective tax rate, resulting in the 8.5% decrease in EPS. The adjusted effective tax rate was 37.3% compared to 27.0% for the prior year.

    QUARTERLY OPERATING RESULTS BY BUSINESS SEGMENT

    North American Consumer Products

    Sales of the North American Consumer Products segment increased 16.4%. Volume increased 10.6%, as a result of growth in Smart Ones (R) frozen entrees and desserts, in Ore-Ida (R) frozen potatoes and Heinz(R) Ketchup. The acquisition of HP/Lea & Perrins and Nancy's added an additional 4.1% to sales along with higher pricing of 0.4%. Favorable Canadian exchange translation rates increased sales 1.3%.
    Adjusted operating income increased 19.2%, driven primarily by the volume growth and the favorable impact of acquisitions partially offset by increased SG&A expenses resulting from the increased volume and transportation costs, as well as acquisitions.

    U.S. Foodservice

    Sales of the U.S. Foodservice segment increased 6.1%. Volume increased 3.1%, behind increases in Truesoups(R) frozen soup and Heinz
(R) Ketchup. Higher pricing increased sales by 0.7% as increases in custom recipe tomato products and single-serve condiments were largely offset by declines in ketchup and soups. The acquisition of Appetizers And, Inc. ("AAI") and Kabobs, Inc. increased sales 2.4%.
    Adjusted operating income decreased $7.7 million, largely due to higher marketing, commodity, fuel and transportation costs.

    Europe

    Heinz Europe's sales increased 2.6%. Volume increased 6.5%, from increases in the U.K. in Heinz (R) soup and top-down ketchup and in the Italian infant nutrition business. The acquisitions of the HP/Lea & Perrins and Petrosoyuz businesses increased sales 9.1%. Lower pricing decreased sales 2.6%. These decreases were partially offset by increased pricing initiated on Heinz (R) beans. Divestitures reduced sales 3.1%, and unfavorable exchange translation rates decreased sales by 7.3%.
    Adjusted operating income increased 1.2% mainly due to the favorable impact of acquisitions, higher volume and reduced marketing expense. These increases were partially offset by unfavorable pricing, higher G&A expense and exchange translation rates.

    Asia/Pacific

    Sales in Asia/Pacific increased 6.7%. Volume increased sales 13.4%, reflecting strong performance in Australia and New Zealand, largely due to new product introductions, and in China and Indonesia. Pricing unfavorably impacted sales by 1.3%. Acquisitions, net of divestitures, decreased sales slightly by 0.1%. Unfavorable exchange translation rates decreased sales by 5.4%.
    Adjusted operating income increased $9.1 million chiefly due to the strong volume performance and reduced G&A expenses.

    Rest of World

    In Heinz's ROW segment, sales increased 1.8%. Volume increased 5.3% due primarily to strong sales in Latin America and India. Higher pricing increased sales by 6.4%, largely due to price increases taken in Latin America and India. Divestitures, net of acquisitions, reduced sales by 7.4%. Unfavorable exchange translation rates decreased sales 2.4%.
    Adjusted operating income increased $9.0 million due primarily to the increased pricing and volume and decreased G&A principally due to divestitures.

    FISCAL 2006 FULL YEAR OPERATING RESULTS

    Sales for Fiscal 2006 increased 6.7%, to $8.6 billion (+8.2% on a constant currency basis). Sales were favorably impacted by increased volume of 3.8% driven primarily by the North American Consumer Products segment, as well as the Australian, Indonesian and the Italian infant nutrition businesses. These volume increases were partially offset by declines in the European frozen food business. Pricing decreased sales slightly, by 0.1%, as improvements in Latin America and Indonesia and North America were offset by declines in Australia, U.K. and Northern Europe. Acquisitions, net of divestitures, increased sales by 4.4%. Foreign exchange translation rates decreased sales by 1.5%.
    Adjusted gross profit increased 4.1%, primarily due to the favorable impact of acquisitions and higher sales volume, partially offset by unfavorable exchange translation rates. The adjusted gross profit margin decreased 90 basis points mainly due to pricing declines in Europe and increased commodity costs, particularly in the North American and Indonesian businesses.
    Adjusted operating income increased 3.2% as the increase in adjusted gross profit and the decrease in G&A expenses in Europe were partially offset by higher fuel and transportation costs, particularly in the U.S. businesses. The increase in adjusted operating income was offset by increased net interest expense and a higher effective tax rate, resulting in a 5.0% decrease in EPS. The adjusted effective tax rate was 31.4% compared to 28.3% for the prior year.
    The company's working capital management initiatives improved the Cash Conversion Cycle by an additional two days, on a total company basis. Operating free cash flow was $844 million, despite spending of approximately $75 million for special items related to strategic initiatives.

    MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

    Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern Time) to discuss fiscal year 2006 results and its Superior Value and Growth Plan. The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 800-955-1760 (listen only). It will be hosted by William R. Johnson, Chairman, President & CEO; Art Winkleblack, Executive Vice President and Chief Financial Officer; Dave Moran, Executive Vice President - Heinz North America Consumer Products; Scott O'Hara, Executive Vice President - Heinz Europe; and Jack Runkel, Vice President - Investor Relations.

    SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

    --  sales, earnings, and volume growth,

    --  general economic, political, and industry conditions,

    -- competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs,

    -- the ability to identify and anticipate and respond through innovation to consumer trends,

    --  the need for product recalls,

    --  the ability to maintain favorable supplier relationships,

    --  currency valuations and interest rate fluctuations,

    --  change in credit ratings,

    -- the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives,

    -- approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements,

    --  the ability to successfully complete cost reduction programs,

    --  the results of shareholder proposals,

    -- the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures,

    -- the ability to effectively integrate acquired businesses, new product and packaging innovations,

    --  product mix,

    -- the effectiveness of advertising, marketing, and promotional programs,

    -- the ability to maintain sales growth while reducing spending on advertising, marketing and promotional programs,

    --  supply chain efficiency,

    --  cash flow initiatives,

    -- risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments,

    -- changes in estimates in critical accounting judgments and other laws and regulations, including tax laws,

    --  the success of tax planning strategies,

    -- the possibility of increased pension expense and contributions and other people-related costs,

    --  the possibility of an impairment in Heinz's investments,

    -- and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 27, 2005.

    The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.
    Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information.
    Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz's Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz's shareholders is available on
Schedule 14A filed with the Securities and Exchange Commission on March 3, 2006.
    ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz's has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.


                  H.J. Heinz Company and Subsidiaries
                   Consolidated Statements of Income
               (In Thousands, Except per Share Amounts)

                         Fourth Quarter Ended     Fiscal Year Ended
                       ----------------------- -----------------------
                         May 3,     April 27,    May 3,     April 27,
                          2006        2005        2006        2005
                         FY 2006     FY 2005     FY 2006     FY 2005
                       ----------- ----------- ----------- -----------

 Sales                 $2,399,652  $2,230,506  $8,643,438  $8,103,456
 Cost of products sold  1,593,629   1,432,270   5,550,364   5,069,926

                       ----------- ----------- ----------- -----------
 Gross profit             806,023     798,236   3,093,074   3,033,530

 Selling, general and
  administrative
  expenses                557,873     478,786   1,979,462   1,752,058

                       ----------- ----------- ----------- -----------
 Operating income         248,150     319,450   1,113,612   1,281,472

 Interest income           11,699       7,310      33,190      26,939
 Interest expense          87,155      62,217     316,296     232,088
 Asset impairment
  charge for cost and
  equity investments      110,994           -     110,994      73,842
 Other expense, net        (6,215)     (4,727)    (26,051)    (14,966)

                       ----------- ----------- ----------- -----------
 Income from continuing
  operations before
  income taxes             55,485     259,816     693,461     987,515

 Provision for income
  taxes                    54,405      68,332     250,700     299,511
                       ----------- ----------- ----------- -----------

 Income from continuing
  operations                1,080     191,484     442,761     688,004

 Income from
  discontinued
  operations, net of
  tax                     166,829      15,003     202,842      64,695
                       ----------- ----------- ----------- -----------

 Net income            $  167,909  $  206,487  $  645,603  $  752,699
                       =========== =========== =========== ===========

 Income per common
  share - Diluted
     Continuing
      operations       $        -  $     0.54  $     1.29  $     1.95
     Discontinued
      operations             0.50        0.05        0.59        0.18
                       ----------- ----------- ----------- -----------

     Net Income        $     0.50  $     0.59  $     1.89  $     2.13
                       =========== =========== =========== ===========

 Average common shares
  outstanding - diluted   337,471     352,440     342,121     353,450

 Income per common
  share - Basic
     Continuing
      operations       $        -  $     0.55  $     1.31  $     1.97
     Discontinued
      operations             0.50        0.04        0.60        0.18
                       ----------- ----------- ----------- -----------

     Net Income        $     0.50  $     0.59  $     1.90  $     2.15
                       =========== =========== =========== ===========

 Average common shares
  outstanding - basic     334,625     349,258     339,102     350,042

 Cash dividends per
  share                $     0.30  $    0.285  $     1.20  $     1.14
                       =========== =========== =========== ===========

 Note:  Fiscals 2006 and 2005 include special items.
 (Totals may not add due to rounding)



                  H.J. Heinz Company and Subsidiaries
                             Segment Data

                        Fourth Quarter Ended      Fiscal Year Ended
                       ----------------------- -----------------------
                         May 3,     April 27,    May 3,     April 27,
                          2006        2005        2006        2005
                         FY 2006     FY 2005     FY 2006     FY 2005
                       ----------- ----------- ----------- -----------
Net external sales:
  North American
   Consumer Products   $  725,348  $  623,064  $2,554,118  $2,256,862
  U.S. Foodservice        430,179     405,284   1,569,833   1,503,818
  Europe                  828,083     807,032   2,987,737   2,908,618
  Asia/Pacific            297,564     278,764   1,116,864   1,037,514
  Rest of World           118,478     116,362     414,886     396,644
                       ----------- ----------- ----------- -----------
  Consolidated Totals  $2,399,652  $2,230,506  $8,643,438  $8,103,456
                       =========== =========== =========== ===========

Intersegment revenues:
  North American
   Consumer Products   $   12,856  $   13,278  $   51,489  $   51,742
  U.S. Foodservice          6,354       5,839      23,285      22,550
  Europe                    3,249       3,707      12,455      17,328
  Asia/Pacific                602         985       2,304       3,420
  Rest of World               901         379       1,843       1,571
  Non-Operating           (23,962)    (24,188)    (91,376)    (96,611)
                       ----------- ----------- ----------- -----------
  Consolidated Totals  $        -  $        -  $        -  $        -
                       =========== =========== =========== ===========

Operating income (loss):
  North American
   Consumer Products   $  157,978  $  136,023  $  583,367  $  530,444
  U.S. Foodservice         22,726      58,102     177,292     224,784
  Europe                   89,421     125,039     414,178     499,951
  Asia/Pacific             31,467      22,648      85,211     113,119
  Rest of World            11,562       9,664      17,854      34,739
  Non-Operating           (65,004)    (32,026)   (164,290)   (121,565)
                       ----------- ----------- ----------- -----------
  Consolidated Totals  $  248,150  $  319,450  $1,113,612  $1,281,472
                       =========== =========== =========== ===========

Operating income (loss) excluding special items:
  North American
   Consumer Products   $  162,141  $  136,023  $  589,958  $  530,444
  U.S. Foodservice         50,436      58,102     212,053     224,784
  Europe                  153,913     152,015     526,372     526,927
  Asia/Pacific             31,765      22,648     112,440     113,119
  Rest of World            18,688       9,664      45,732      34,739
  Non-Operating           (48,847)    (32,025)   (136,564)   (121,565)
                       ----------- ----------- ----------- -----------
  Consolidated Totals  $  368,096  $  346,427  $1,349,991  $1,308,448
                       =========== =========== =========== ===========

The company's revenues are generated via the sale of products in the following categories:

   Ketchup, Condiments
    and Sauces         $  985,223  $  877,580  $3,530,346  $3,234,229
   Frozen Foods           686,965     610,306   2,461,730   2,209,586
   Convenience Meals      368,540     407,802   1,415,013   1,471,334
   Infant Feeding         265,313     253,739     863,943     855,558
   Other                   93,611      81,079     372,406     332,749
                       ----------- ----------- ----------- -----------
   Total               $2,399,652  $2,230,506  $8,643,438  $8,103,456
                       =========== =========== =========== ===========



                 H.J. Heinz Company and Subsidiaries
                     Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides a calculation of the non-GAAP performance ratio discussed in the Company's press release dated June 1, 2006.

Operating Free Cash Flow Calculation

(amounts in thousands)   Fourth Quarter Ended     Fiscal Year Ended
                         --------------------- -----------------------
                           May 3,   April 27,    May 3,     April 27,
                            2006       2005       2006        2005
                          FY 2006    FY 2005     FY 2006     FY 2005
                         ---------- ---------- ----------- -----------
    Cash provided by
     operating activities $572,041  $ 654,648  $1,074,961  $1,160,793
    Capital expenditures   (79,560)  (109,647)   (230,577)   (240,671)

                         --------- ----------- ----------- -----------
         Operating Free
          Cash Flow       $492,481  $ 545,001  $  844,384  $  920,122
                         ========= =========== =========== ===========


                  H.J. Heinz Company and Subsidiaries
 Special Items - Fourth Quarters Ended May 3, 2006 and April 27, 2005

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the Company's reported results from continuing operations to the results excluding special items for the fourth quarters ended May 3, 2006 and April 27, 2005:

                              Fourth Quarter Ended May 3, 2006
                       -----------------------------------------------
                                                      Income
                                                       from
(amounts in millions)     Net     Gross   Operating Continuing   Per
                         Sales    Profit   Income   Operations  Share
                       --------- -------- --------- ---------- -------
Reported results from
 continuing operations $2,399.7  $ 806.0    $248.2     $  1.1  $ 0.00
   Separation,
    downsizing and
    integration               -      8.1      58.7       26.1    0.08
   Net loss on
    disposals &
    impairments               -     61.8      61.3       51.2    0.15
   Asset impairment
    charges for cost
    and equity
    investments                                         105.6    0.31
   American Jobs
    Creation Act                                         (3.3)  (0.01)
                       --------- -------- --------- ---------- -------
Results from
 continuing operations
 excluding special
 items                 $2,399.7  $ 876.0    $368.1     $180.7  $ 0.54
                       ========= ======== ========= ========== =======


                             Fourth Quarter Ended April 27, 2005
                       -----------------------------------------------
                                                      Income
                                                       from
                          Net     Gross   Operating Continuing   Per
                         Sales    Profit   Income   Operations  Share
                       --------- -------- --------- ---------- -------
Reported results from
 continuing operations $2,230.5  $ 798.2    $319.5     $191.5  $ 0.54
   Asset impairment
    charge for HAK
    vegetable product
    line                      -     27.0      27.0       18.0    0.05
                       --------- -------- --------- ---------- -------
Results from
 continuing operations
 excluding special
 items                 $2,230.5  $ 825.2    $346.4     $209.5  $ 0.59
                       ========= ======== ========= ========== =======

(Note:  Totals may not add due to rounding.)



                  H.J. Heinz Company and Subsidiaries
   Special Items - Fiscal Years Ended May 3, 2006 and April 27, 2005

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the Company's reported results from continuing operations to the results excluding special items for the fiscal years ended May 3, 2006 and April 27, 2005:


                               Fiscal Years Ended May 3, 2006
                       -----------------------------------------------
                                                       Income
                                                        from
(amounts in millions)     Net      Gross   Operating Continuing  Per
                         Sales    Profit    Income   Operations Share
                       --------- --------- --------- ---------- ------
Reported results from
 continuing operations $8,643.4  $3,093.1  $1,113.6     $442.8  $1.29
   Separation,
    downsizing and
    integration               -      17.4     146.7       96.6   0.28
   Net loss on
    disposals &
    impairments               -      74.1      89.7       48.3   0.14
   Asset impairment
    charges for cost
    and equity
    investments                                          105.6   0.31
   American Jobs
    Creation Act              -         -         -       24.4   0.07
                       --------- --------- --------- ---------- ------
Results from
 continuing operations
 excluding special
 items                 $8,643.4  $3,184.6  $1,350.0     $717.7  $2.10
                       ========= ========= ========= ========== ======


                              Fiscal Years Ended April 27, 2005
                       -----------------------------------------------
                                                       Income
                                                        from
                          Net      Gross   Operating Continuing  Per
                         Sales    Profit    Income   Operations Share
                       --------- --------- --------- ---------- ------
Reported results from
 continuing operations $8,103.5  $3,033.5  $1,281.5     $688.0  $1.95
   Asset impairment
    charges for cost
    and equity
    investments               -         -         -       73.8   0.21
   Asset impairment
    charge for HAK
    vegetable product
    line                      -      27.0      27.0       18.0   0.05
                       --------- --------- --------- ---------- ------
Results from
 continuing operations
 excluding special
 items                 $8,103.5  $3,060.5  $1,308.4     $779.8  $2.21
                       ========= ========= ========= ========== ======

(Note:  Totals may not add due to rounding.)

    CONTACT: H.J. Heinz Company
             Media:
             Ted Smyth, 412-456-5780
             Michael Mullen, 412-456-5751
             Michael.mullen@us.hjheinz.com
             or
             Investors:
             Jack Runkel, 412-456-6034